United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 22, 2019

Date of Report (Date of earliest event reported)

Priority Technology Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Westside Parkway Suite 155 Alpharetta, GA	30004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 935-5961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 22, 2019, Priority Technology Holdings, Inc. (the "Company"), through one of its subsidiaries, acquired certain assets and assumed certain related liabilities (the "net assets") from YapStone, Inc. ("YapStone") under an asset purchase and contribution agreement.  The purchase price for the net assets was $65.0 million in cash and a 6.142% non-controlling interest in the Company's subsidiary that purchased the net assets of YapStone.  The $65.0 million was funded from a draw down of the Company's credit facility under the Credit and Guaranty Agreement with Priority Holdings, LLC, a wholly-owned subsidiary of the Company, as guarantor, the other guarantors party thereto, SunTrust Bank, as administrative agent and collateral agent, and certain lenders from time to time, on a delayed basis as provided for and pursuant to the third amendment thereto executed in December 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2019

PRIORITY TECHNOLOGY HOLDINGS, INC.

	By:	/s/ Michael Vollkommer
Name: Michael Vollkommer
Title: Chief Financial Officer